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         Exhibit 11 Computation of earnings per share

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
                                                                                       Year ended December 31
                                                                                 2002           2001           2000
                                                                            -----------------------------------------
BASIC
Income from continuing operations after income taxes                         $    3,375     $    3,860     $    9,707
Income (loss) from discontinued operations                                        2,252           (850)          (393)
                                                                            -----------------------------------------
Net income                                                                   $    5,627     $    3,010     $    9,314
                                                                            =========================================

   Shares:
     Weighted average number of
       common shares outstanding                                              8,775,566      8,465,348      8,405,938
                                                                            =========================================

Basic earnings per common share:
Income from continuing operations after income taxes                         $     0.38     $     0.46     $     1.16
Income (loss) from discontinued operations                                         0.26          (0.10)         (0.05)
                                                                            -----------------------------------------
Net income                                                                   $     0.64     $     0.36     $     1.11
                                                                            =========================================

DILUTED
Income from continuing operations after income taxes                         $    3,375     $    3,860     $    9,707
Income (loss) from discontinued operations                                        2,252           (850)          (393)
                                                                            -----------------------------------------
Net income                                                                   $    5,627     $    3,010     $    9,314
                                                                            =========================================

   Shares:
     Weighted average number of
       common shares outstanding                                              8,785,565      8,405,938      9,144,931
                                                                            =========================================

Diluted earnings per common share:
Income from continuing operations after income taxes                         $     0.38     $     0.46     $     1.16
Income (loss) from discontinued operations                                         0.26          (0.10)         (0.05)
                                                                            -----------------------------------------
Net income                                                                   $     0.64     $     0.36     $     1.11
                                                                            =========================================
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